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                                                                   EXHIBIT 10.01

                         EMPLOYMENT/CONSULTING AGREEMENT
                         -------------------------------

                  AGREEMENT made this 20th day of July, 1995, by and between UDI CORP. and UDI II CORP., both Massachusetts corporations having usual places of business in Springfield, Hampden County, Massachusetts, hereinafter called "Company" and CLIFFORD M. DAVIE, residing at 20 Royal Palm Way, Unit 103, Boca Raton, Florida 33432, hereinafter called "Employee" and/or BUYING GROUP SERVICES, INC. a Delaware Corporation, hereinafter called "Consultant".

                  WHEREAS, Company conducts a business engaging in the collective purchasing of office products for its members; and

                  WHEREAS, Employee/Consultant desires to become a sales consultant to the Company in its business under certain terms and conditions; and

                  WHEREAS, Company desires to utilize Employee's/Consultant's services in its business.

                  NOW, THEREFORE, in consideration for the mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

                  1. Company hereby agrees to appoint and retain
Employee/Consultant as a sales consultant and representative for a period of eight (8) years from the date of this Agreement. Employee's/Consultant's duties shall be to sign-up dealers and members under the Company's purchasing program.

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                           Employee/Consultant  shall work under the  direction
of the Board of Directors and shall discharge such duties as the Board shall from time to time reasonably require.

                  2. Employee/Consultant agrees that he will devote his time and efforts on behalf of Company and shall serve diligently and according to his best abilities in all respects and shall generally do all things for the best interest of Company that are usually done by persons occupying similar positions.

                  3. As part of this Agreement, Employee/Consultant shall have as his exclusive sales territory the following states: New York, New Jersey, Pennsylvania, Washington, Oregon and Idaho. Employee/Consultant shall work primarily on New York, New Jersey, and Pennsylvania and will not start work on the Washington, Oregon and Idaho territory until a majority of the major customers in the New York, New Jersey and Pennsylvania areas have been contacted.

                  4. As compensation for the work to be performed as sales representative, Employee/Consultant shall be entitled to receive one-half (?) of all revenues received by the Company from dealer members signed up by Employee/Consultant as of January 1, 1993. The revenues shall include but not be limited to administration fees, fees generally, catalog fees, etc.

                  In addition, the Employee/Consultant shall receive an annual retainer of $25,000.00 from the date hereof through February, 1994. Commencing on March 1, 1994 the annual retainer shall be increased to $50,000.00 per year. Said retainer shall be paid monthly and in no event shall said annual retainer be less

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than the highest paid representative employee on the payroll of the company from time to time. This retainer shall commence upon the execution of this Agreement.

                  As additional remuneration, the Employee/Consultant shall also be entitled to a secretary at UDI to perform secretarial duties and assist Employee/Consultant in his sales effort, including the making of appointments and the follow-up required.

                  As additional consideration the Employee/Consultant shall be entitled to all travel and other expenses directly related to his duties as a sales representative, however, said travel expenses shall be limited to $25,000.00 annually unless approved by the Company's President.

                  As additional consideration the Employee/Consultant shall be allowed to maintain an office away from the Company and the Company will be responsible for equipping the office with such machines and furniture as are necessary, including telephone, fax machine, desks, chairs, etc. The Company will not be responsible for any personnel hired to staff this office. Any additional personnel, including sales and clerical personnel shall be paid by the Employee/Consultant at no cost to the Company.

                  Employer shall elect to give employee, including and without limitation, health, major medical insurance, disability insurance, if available, paid vacation and disbursements for all reasonable and necessary business expenses including disbursements for employees automobile expenses.

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                  5. Employee/Consultant shall be allowed to make sales in
territories other than the exclusive territories listed above. In the event that a sale is made in a territory other than the exclusive territories listed above, the commission to be earned by the Employee/Consultant shall be reduced by that commission which is normally due and paid to the area representative.

                  6. It is agreed and understood that in the event a wholesaler to UDI leaves the program and does not make payments to UDI pursuant to their agreement, the payments due Employee/Consultant as set forth in paragraph "4" herein shall be reduced by the portion that UDI is not paid. The Employee/Consultant agrees that if payment is not made by the wholesaler to UDI, UDI is not responsible for the compensation to Employee/Consultant.

                  7. Nothing contained in this Agreement shall prohibit Employee's/Consultant's receipt of any distributions which may be made to him as a shareholder of either or both corporations for whom he is employed.

                  8. A. The parties further agree that this Agreement shall remain in force for a term of eight (8) years, and shall be renewed automatically on an annual basis thereafter, unless sooner terminated by the Company for cause, it being expressly understood that gross misfeasance or gross malfeasance on the part of Employee/Consultant, dishonesty, conviction of any felony, the inability of employee to perform his duties by reason of extended disability in excess of six (6) months and/or breach of any provision of this Agreement by Employee/Consultant shall be due cause

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                  for dismissal. In the event of any such cause, the Company may terminate this Agreement by furnishing to Employee/Consultant a ninety (90) day notice in writing by certified mail, provided, however, that notwithstanding anything else contained herein to the contrary, Employee/Consultant shall continue to receive the compensation as set forth in paragraph 4 for a period of ninety (90) days following the effective date of termination for cause. Except for termination for cause, as aforesaid, and except for Company's termination rights contained in paragraph 7(A), the said Agreement shall continue for the full term hereof and for such additional term as the parties may mutually agree upon.

                  B. Disability shall be defined as Employee/Consultant being unable to perform his usual and customary duties hereunder for a period in excess of six (6) consecutive months.

                  9. Employee/Consultant covenants and agrees that, (i) in the event of the termination of said employment for cause, or in the event that Employee/Consultant voluntarily leaves the Company, other than as a result of a breach of this Agreement by Company, he will not render any service either as an employee, independent contractor or as an owner in any other business which is competitive to the business being conducted by Company. This restrictive covenant shall remain in full force and effect for a period of one (1) year from the date of termination of employment and shall apply to any territory where Company then conducts business.

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                  In the event of any violation of the provisions of this
paragraph, Company shall be entitled, in addition to any other rights or remedies which it may have, to maintain an action for damages and permanent injunctive relief, and in addition, shall be entitled to preliminary injunctive relief, it being agreed by the parties that as a result of any such breach by Employee/Consultant, Company would suffer substantial and irreparable damages, the amount of which would be impossible to ascertain in advance.

                  It is specifically understood and agreed that provisions of this clause shall not apply in the event that Employee/ Consultant terminates his position as a result of a breach of Agreement by Company.

                  If, in any respect, any provision of this contract, in whole or in part, shall prove to be invalid for any reason, such invalidity shall only affect the part of such provisions which shall be invalid and in all other respects this contract shall stand as if such invalid provisions had not been made, and it shall fail to the extent, and only to the extent, of such invalid provisions, and no other portion or provisions of this contract shall be invalidated, impaired, or affected thereby.

                  It is intended by the parties that the foregoing restrictions shall be liberally construed in order to protect to a maximum degree the good will and business of the Company, and, in the event that any court of competent jurisdiction shall determine that the restrictions herein set forth are unreasonable or

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invalid, either as to length of time or area, or for any other reason, then the parties agree that what shall constitute a reasonable area or a reasonable time shall be determined by said Court.

                  10. Any controversy or claim arising out of or related to this Agreement including whether or not Employee/Consultant has committed an offense which is cause for termination, or its breach shall be settled by arbitration in accordance with the governing rules of the American Arbitration Association to be held in Springfield, Massachusetts. All costs and expenses of the arbitration, including the attorney fees for both parties, shall be paid by the Company. A judgment upon the award rendered may be entered in any court of competent jurisdiction. If the parties cannot agree upon a single arbitrator, then they shall each select an arbitrator who will jointly select a third. The successful party to an arbitration proceeding shall be entitled to collect his reasonable attorney's fees and costs in addition to any award rendered pursuant to such arbitration proceeding.

                  11. This Agreement is to be construed under the laws of the Commonwealth of Massachusetts, and no changes or additions to same shall be made except by a writing signed by both parties hereto.

                  IN WITNESS WHEREOF, the parties have set their hands and seals to this instrument and to one other instrument of like tenor, both being considered original instruments, the day and year first above written.

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                            UDI CORP.


                            BY/s/ Walter Gordenstein
                              --------------------------------------------------
                               WALTER GORDENSTEIN


                            UDI II CORP.


                            BY/s/ Walter Gordenstein
                              --------------------------------------------------
                               WALTER GORDENSTEIN


                            BUYING GROUP SERVICES, INC.


                            BY/s/ Clifford M. Davie
                              --------------------------------------------------
                               CLIFFORD M. DAVIE, Secretary

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